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                                                                    Exhibit 99.1

               Ark Restaurants Announces Financial Results for the
                  Fourth Quarter and Full Year Results for 2004


CONTACT:
Robert Towers
(212) 206-8800
bob@arkrestaurants.com
----------------------

NEW YORK, New York -- December 27, 2004 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the fourth quarter and full year ended October 2, 2004. The Company reports fiscal years under a 52/53-week format. Under this method, certain years will contain 53 weeks. The fiscal year ended October 2, 2004 included 53 weeks. The fiscal year ended September 27, 2003 included 52 weeks.

As of the end of the Company's fiscal year, the Company had no long-term debt and a cash balance of $4,435,000. Revenues from the Company's Las Vegas operations represented 54.7% of the Company's total revenues during fiscal 2004.

For the year ended October 2, 2004, the Company's income from continuing operations increased to $7,356,000, or $2.23 per share ($2.13 per diluted share), from $4,670,000, or $1.47 per share ($1.45 per diluted share), last year. Last year's income was positively affected by the receipt of $508,000 in the fourth quarter. This represented grants from the World Trade Center Business Recovery Grant Program for four restaurants located in downtown New York that were adversely impacted by the September 11, 2001 terrorist attacks. Without the benefit of such grants, income from continuing operations for last year would have been $4,285,000. Compared to last year, Company-wide same store sales increased 12.3%. Same store sales in the Company's Las Vegas, New York and Washington, D.C. operations increased by 12.2%, 11.5% and 14.3%, respectively.

For the fourth quarter ended October 2, 2004, the Company's income from continuing operations increased to $3,350,000, or $0.99 per share ($0.95 per diluted share), from $2,435,000, or $0.76 per share ($0.75 per diluted share), for the same period last year. Income in the fourth quarter of 2003 was, likewise, positively affected by receipt of $508,000 from the World Trade Center Business Recovery Grant Program for four restaurants located in downtown New York that were adversely impacted by the September 11, 2001 terrorist attacks. Without the benefit of such grants, income for the fourth quarter of 2003 would have been $2,050,000. Company-wide same store sales increased 13.5% during the fourth quarter ended October 2, 2004 compared with last year's fourth quarter. Same store sales in the fourth quarter increased by 11.8% in Las Vegas, 14.9% in New York and 16.4% in Washington, D.C. compared to the last year's fourth quarter.

Total revenues for fiscal 2004 were $115,698,000 versus $102,733,000 in fiscal 2003. Revenues for both periods were adjusted as a result of the sale of the Company's Lorelei, La Rambla and Jack Rose restaurants, the disposal of the Company's Lutece restaurant in New York, the classification of the Company's America restaurant in New York as "held for sale" in accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS 144") and their reclassification to discontinued operations.

For the three months ended October 2, 2004, total revenues were $33,343,000 versus $26,482,000 in the three months ended September 27, 2003. Revenues for both of these periods were, likewise, adjusted as a result of the sale, disposition or classification as "held for sale" in accordance with FAS 144 of the restaurants mentioned above and their reclassification





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to discontinued operations. Revenues from the Company's Las Vegas operations represented 51.6% of the Company's total revenues during the three months ended October 2, 2004.

For the year ended October 2, 2004, EBITDA from continuing operations was $13,803,000 versus $10,637,000 in the fiscal 2003. EBITDA from continuing operations for the three-month period ended October 2, 2004 was $4,686,000 versus $4,093,000 during the same three-month period last year. Both periods last year were positively affected by receipt of $508,000 from the World Trade Center Business Recovery Grant Program for four restaurants located in downtown New York that were adversely impacted by the September 11, 2001 terrorist attacks. Without the benefit of such grants, last year's EBITDA from continuing operations would have been $10,129,000 and EBITDA from continuing operations for the fourth quarter of 2003 would have been $3,585,000.

During the fourth quarter, the Company entered into agreements to operate a Gallagher's Steakhouse restaurant and a separate bar, yet to be named, to be constructed in the Resorts Atlantic City Hotel and Casino in Atlantic City, New Jersey. The Company anticipates the opening of such restaurant and bar during the summer of 2005.

Michael Weinstein, Chairman, President and CEO of Ark Restaurants Corp., stated, "We continue to be extremely pleased with the Company's performance during the past quarter and throughout the year. The performance of our operations improved in all the markets in which we operate. We have eliminated our long-term debt, created a cash position and declared a dividend. We believe our strategy is bringing value to our shareholders. During this year we began managing the fast food operations in each of the Hard Rock Hotel and Casinos in Tampa, Florida, and Hollywood, Florida, and entered into agreements to expand our operations into Atlantic City."

Ark Restaurants owns and operates 22 restaurants and bars, 26 fast food concepts, catering operations and wholesale and retail bakeries. Nine restaurants are located in New York City; nine in Las Vegas, Nevada; and four in Washington, D.C. The Las Vegas operations include three restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel's room service, banquet facilities, employee dining room and nine food court concepts; four restaurants and bars within the Venetian Casino Resort as well as four food court concepts. In Las Vegas, the Company also owns and operates one restaurant within the Forum Shops at Caesar's Shopping Center and one restaurant at the Neonopolis Center at Fremont Street. The Florida operations under management include five fast food facilities in Tampa, Florida, and eight fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

The Company will broadcast its conference call to discuss third quarter results over the Internet. The broadcast will be held on Monday, December 27, 2004 at 3:00 p.m. Eastern Time. To access the broadcast, please visit http://www.viavid.net. A replay of the broadcast will be available within one hour of the call.

The dial-in numbers to participate in the conference call are:

Toll-Free - 1-888-245-7013

Toll/International - 1-973-582-2773

Except for historical information, this news release contains forward-looking statements, which involve unknown risks, and uncertainties that may cause the Company's actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company's fillings with the Securities and Exchange Commission.





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ARK RESTAURANTS CORP.
Consolidated Income Statement
For the 14 and 53 week periods ended October 2, 2004 and the 13 and 52 week periods ended September 27, 2003 (In Thousands, Except per share amounts)
---------------------------------------------------------------------------

                                    14 weeks     13 weeks     53 weeks     52 weeks
                                      ended        ended        ended       ended

                                     October     September     October     September
                                     2, 2004     27, 2003      2, 2004     27, 2003
                                   ----------    ---------     --------    ---------
TOTAL REVENUES ..................   $  33,343      $26,482     $115,698     $102,733

COST AND EXPENSES:

Food and beverage cost of sales .       8,497        6,550       29,554       25,392
Payroll expenses ................       9,950        7,850       36,045       33,176
Occupancy expenses ..............       4,307        3,656       15,900       15,525
Other operating costs and
 expenses .......................       3,993        2,777       14,492       12,312
General and administrative
 expenses .......................       2,008        2,137        6,499        6,665
Depreciation and amortization
 expenses .......................         734          860        3,591        3,910
                                    ---------    ---------    ---------    ---------

  Total costs and expenses ......      29,489       23,830      106,081       96,980
                                    ---------    ---------    ---------    ---------

OPERATING INCOME ................       3,854        2,652        9,617        5,753
                                    ---------    ---------    ---------    ---------

OTHER (INCOME) EXPENSE:

Interest expense (income), net ..         (46)          49           52          571
Other income ....................         (98)        (581)        (595)        (974)
                                    ---------    ---------    ---------    ---------
  Total other (income) expense ..        (144)        (532)        (543)        (403)
                                    ---------    ---------    ---------    ---------

Income from continuing operations
 before income taxes ............       3,998        3,184       10,160        6,156

Provision for income taxes ......         648          749        2,804        1,486
                                    ---------    ---------    ---------    ---------

Income from continuing operations       3,350        2,435        7,356        4,670

DISCONTINUED OPERATIONS:
Loss from operations of
 discontinued restaurants .......        (191)        (883)        (965)      (1,781)

Provision (benefit) for income
 taxes ..........................           4         (232)        (266)        (430)
                                    ---------    ---------    ---------    ---------


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
Loss from discontinued operations        (195)        (651)        (699)      (1,351)

NET INCOME ......................   $   3,155    $   1,784    $   6,657    $   3,319
                                    =========    =========    =========    =========


PER SHARE INFORMATION - BASIC AND
 DILUTED:

Continuing operations basic .....   $     .99    $     .76    $    2.23    $    1.47
Discontinued operations basic ...   $    (.06)   $    (.20)   $    (.21)   $    (.43)
                                    ---------    ---------    ---------    ---------
Net basic .......................   $     .93    $     .56    $    2.01    $    1.04
                                    =========    =========    =========    =========

Continuing operations diluted ...   $     .95    $     .75    $    2.13    $    1.45
Discontinued operations diluted .   $    (.06)   $    (.20)   $    (.20)   $    (.42)
                                    ---------    ---------    ---------    ---------
Net diluted .....................   $     .89    $     .55    $    1.93    $    1.03
                                    =========    =========    =========    =========


WEIGHTED AVERAGE NUMBER OF
 SHARES-BASIC ...................       3,394        3,181        3,305        3,181
                                    =========    =========    =========    =========

WEIGHTED AVERAGE NUMBER OF
 SHARES-DILUTED .................       3,525        3,260        3,444        3,213
                                    =========    =========    =========    =========

Continuing Operations EBITDA
 Reconciliation
Pre tax earnings ................   $   3,998    $   3,184    $  10,160    $   6,156
Depreciation and amortization ...         734          860        3,591        3,910
Interest ........................         (46)          49           52          571
                                    ---------    ---------    ---------    ---------

EBITDA (a) ......................   $   4,686    $   4,093    $  13,803    $  10,637
                                    =========    =========    =========    =========

(a) EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of the Company's past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, is included above.